Exhibit 10.21




                  Salary Protection Arrangement
                       Executive Officers




       It is the Company's practice to pay to any executive officer whose employment is involuntarily terminated his/her base salary for up to twelve months following termination or until the officer secures other employment.


















   The Company does not believe that this practice is a contractual commitment to said executive officers nor is it intended to constitute a plan. The Company reserves the right, in its sole discretion, to discontinue this practice at any time.